PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this March 2, 2022, by and between (i) Series argyle 01, a Series of Luxus Argyle LLC, a Delaware series limited liability company (“Purchaser”), and (ii) Luxus Alternatives, Inc., a Delaware corporation (“Seller”).

RECITALS

A. Seller is the owner of 100% of the right, title and interest (the “Ownership Interests”) in the asset described in Exhibit A hereto (the “Asset”).

B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Ownership Interests in the Asset in accordance with the terms and conditions of, and for the consideration set forth in, this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties agree as follows:

1. Agreement of Purchase and Sale. In accordance with the terms and conditions of this agreement, Seller agrees to sell the Ownership Interests in the Asset to Purchaser, and Purchaser agrees to purchase the Ownership Interests in the Asset from Seller.

2. Purchase Price; Consideration. Purchaser shall submit a payment of $400,000 to the Seller as consideration for the Asset.

3. Representations and Warranties of Seller. Seller hereby represents, warrants and covenants to Purchaser as follows:

3.1. Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has undertaken all necessary corporate action to approve this transaction.

3.2. Binding Obligation. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.

3.3. No Violation. The execution, delivery and performance of this Agreement by Seller, and the sale of the Ownership Interests pursuant hereto, do not violate any laws, regulations, orders, decrees and/or agreements binding upon or affecting Seller or this transaction.

3.4. Clear Title. Seller owns good and marketable title in and to the Asset.

3.5. No Liens. There exists no lien, claim, charge, pledge, lease, hypothecation, security interest, encumbrance and/or other interest (collectively, “Claims”) in, on, against or in connection with the Asset, or any portion thereof.

3.6. No Agent Claims. There exists no claim of any agent of Seller which could prevent Seller from transferring the Ownership Interests free and clear of all Claims.

3.7. Acquisition by Seller. The Asset was acquired by Seller in XXXX.

3.8. Other Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE ASSET, OR ANY OTHER MATTER AND, IN PARTICULAR, SELLER MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4. Representations and Warranties of Purchaser. Purchaser hereby warrants and represents to Seller that:

4.1. Authority. Purchaser is a duly-designated series of a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has undertaken all necessary action to approve this transaction.

4.2. Binding Obligation. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

4.3. No Violation. The execution, delivery and performance of this Agreement by Purchaser, and the purchase of the Ownership Interests pursuant hereto, do not violate any laws, regulations, orders, decrees or agreements binding upon or affecting Purchaser or this transaction.

5. Conditions Precedent. The purchase and sale of the Asset and closing of this transaction shall be subject to the following conditions precedent:

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5.1. Deliveries. All documents required in this Agreement shall be executed by Seller and delivered to Purchaser. All documents required in this Agreement shall be executed by Purchaser and delivered to Seller.

5.2. Representation and Warranties. The representations and warranties of Seller in Section 3 and of Purchaser in Section 4 shall be true and correct as of the Closing Date.

6. Closing.

6.1. Place and Date of Closing; Risk of Loss. The closing of the transaction contemplated hereby (the “Closing”) will be held on the Closing Date at such place and time as the parties may mutually agree. Upon Seller’s delivery of the items set forth in Section 6.2 and Purchaser’s delivery of the items set forth in Section 6.3, the Closing will be consummated and Purchaser shall be deemed to have accepted delivery of the Ownership Interests in the Asset. Title to and all risks of loss with respect to the Ownership Interests will pass from Seller to Purchaser upon the completion of the Closing in accordance with this Section 6.

6.2. Closing Deliveries of Seller. At the Closing, Seller shall deliver to Purchaser:

(a) Bill of Sale. A bill of sale, substantially in the form attached hereto as Exhibit B (the “Bill of Sale”), duly executed by Seller; and

(b) Other Documents. Such other documents or instruments as Purchaser may reasonably request.

6.3. Closing Deliveries of Purchaser. At the Closing, Purchaser shall deliver to Seller:

(a) Bill of Sale. The Bill of Sale, duly executed by Purchaser; and

(b) Other Documents. Such other documents or instruments as Seller may reasonably request.

7.Covenants and Additional Agreements.

7.1.Sales Tax. Should any sales and/or use tax be imposed on any part of this transaction, said tax shall be collected from Purchaser and remitted by Seller. It is also understood that Purchaser will become responsible for any use, ad valorem and/or other taxes on its ownership of the Ownership Interests in the Asset with respect to periods after delivery of the Ownership Interests to Purchaser.

7.2.Specific Performance. Seller hereby agrees and confirms that the subject matter of this Agreement is unique. Accordingly, in addition to any other remedies which Purchaser may have in law or in equity, Seller agrees that Purchaser shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Seller, and Purchaser shall have the right to obtain an order or decree of such specific performance in any court of the United States or of any state or other political subdivision having competent jurisdiction over Seller.

7.3.Delivery of Asset. Delivery of the Asset shall be made as soon as practicable following the Closing.

8.Notices. Any notice to be given under this Agreement shall be deemed given, in the case of either Purchaser or Seller,  (i) immediately when delivered via email to [email for public] or by hand to the following address or (ii) on the third business day following the deposit of such notice in the U.S. mail, postage prepaid, first class, registered or certified mail, return receipt requested, addressed to [Luxus address].

9. Miscellaneous.

9.1. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written and/or oral, between such parties. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement may not be modified except in a writing signed by both parties. This Agreement is not assignable by either party except with the written consent of the other party.

9.2. Governing Law. This Agreement and any and all other documents or instruments referred to herein shall be governed by and construed in accordance with the laws of the State of New York.

9.3. Counterparts and Facsimile Signatures. This Agreement and any and all other documents or instruments referred to herein may be executed with counterpart signatures, all of which taken together shall constitute an original without the necessity of all parties signing each document. This Agreement may also be executed by signatures to facsimile or electronic transmittal documents in lieu of an original, machine-generated or copied document.

9.4. Further Actions. Each party hereto agrees that such party will take, or cause to be taken, such further actions and will execute, deliver and file, or cause to be executed, delivered and filed, such further documents, instruments and/or consents as may be necessary or as may be reasonably requested by any other party in order to effectuate fully the purposes, terms and conditions of this Agreement, the Bill of Sale and the Promissory Note, whether before, at or after the date hereof.

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9.5. Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the Arbitrator(s) shall be binding, conclusive and non-appealable and may be entered in any court having jurisdiction thereof.

9.6. Attorneys’ Fees. In the event of any action or proceeding to declare or enforce the terms of this Agreement (including the documents and instruments referred to herein), the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs, in addition to any other relief that may be granted.

Signature page follows

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IN WITNESS WHEREOF, this Agreement has been signed by Purchaser and Seller as of the date first above written.

PURCHASER:

Series Argyle 01, a Series of Luxus Argyle LLC By: Luxus Alternatives Inc., as managing member

By:
Name:	Dana Auslander
Title:	Chief Executive Officer

SELLER:

Luxus Alternatives Inc.

By:
Name:	Dana Auslander
Title:	Chief Executive Officer

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EXHIBIT A

THE SERIES ARGYLE 01 ASSET

Specifications:

Argyle Pink Diamond

Mine: Argyle Mine - East Kimberley Region of Western Australia, the mine closed in 2020

Tender: Argyle Pink Diamonds Tender 2016 - Lot 19

Weight: .54 Carats

Color: Fancy Vivid Purplish Pink

Color Origin: Natural

Color Distribution: Even

Clarity: VS(2)

Shape: Oval

Cut: Brilliant

Measurement: 6.39 x 4.14 x 2.85 MM

Depth: 68.8%

Table: 61%

Girdle: Slightly Thick to Extremely Thick, Faceeted

Culet: None

Polish: Excellent

Symmetry: Good

Fluorescence: Medium Blue

GIA Report number: 2175432953

IGI Report number: 4612171331

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EXHIBIT B

FORM OF ASSIGNMENT AND BILL OF SALES AGREEMENT

ASSIGNMENT AND BILL OF SALE

This ASSIGNMENT AND BILL OF SALE is made, delivered and effective as of [DATE], by Luxus Alternatives, Inc., a Delaware corporation (the “Transferor”), in favor of [XXXX], a Series of Luxus Argyle LLC, a Delaware series limited liability company (the “Transferee”).

BACKGROUND

The Transferor and the Transferee have entered into that certain Purchase and Sale Agreement, dated of even date herewith (the “Agreement”), pursuant to which the Transferor has agreed to sell, transfer, convey and deliver to the Transferee all of its Ownership Interests (as defined in the Agreement) in the Asset (as defined in the Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferor hereby sells, transfers, assigns, conveys and delivers to the Transferee all of the Ownership Interests and other right, title and interest, legal and/or equitable, of the Transferor in and to the Asset, to have and to hold said assets, unto the Transferee, its successors and assigns, and for its and their own use, forever.

The Transferor hereby constitutes and appoints the Transferee, its successors and assigns the true and lawful attorneys, irrevocably, of the Transferor with full power of substitution, in the name of the Transferor or otherwise, and on behalf and for the benefit, and at the expense, of the Transferee, its successors and assigns: (a) to demand and receive from time to time any and all assets hereby sold, conveyed and assigned, or intended so to be; and (b) to give receipts, releases and acquittances for and in respect of the same or any part thereof from time to time to institute, prosecute, compromise and settle, as the Transferor’s assignee, any and all proceedings, at law, in equity or otherwise, which the Transferee, its successors and/or assigns may deem proper to collect, assert and/or enforce any claim, title and/or right hereby sold, conveyed and assigned, or intended so to be, that the Transferee, its successors and/or assigns shall deem desirable. The Transferor hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by it in any manner or for any reason.

The Transferor hereby covenants that it will, whenever and as often as required so to do by the Transferee, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and/or any instruments of further assurance, approvals and/or consents as the Transferee may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to the Transferee of all the right, title and interest, legal and/or equitable, of the Transferor in and to the Asset hereby sold, conveyed or assigned, or intended so to be.

This Assignment and Bill of Sale is executed in connection with and subject to the terms and conditions of the Agreement.

This Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

[Signature page follows]

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IN WITNESS WHEREOF, this Assignment and Bill of Sale has been signed by the Transferor and the Transferee as of the date first above written.

TRANSFEROR:

Luxus Alternatives, Inc

By:
Name:	Dana Auslander
Title:	Chief Executive Officer

TRANSFEREE:

_____
_______________, a Series of Luxus Argyle LLC
By: Luxus Alternatives, Inc., as managing member

By:
Name:	Dana Auslander
Title:	Chief Executive Officer